UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2025

ASSET ENTITIES INC.
(Exact name of Company as specified in its charter)

Nevada	001-41612	88-1293236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Ct, 7th Floor, Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

(214) 459-3117
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.0001 par value per share	ASST	The Nasdaq Stock Market LLC

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2024, on October 22, 2024, Asset Entities Inc., a Nevada corporation (the “Company”), issued a press release announcing that it had been granted an extension until February 17, 2025, to regain compliance with Nasdaq Listing Rule 5550(b)(1). As stated in the press release, on August 21, 2024, the Company received a written notification from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum $2,500,000 stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market tier of Nasdaq. In accordance with Nasdaq rules, the Company was provided 45 calendar days, or until October 7, 2024, to submit a plan to regain compliance with Nasdaq Listing Rule 5550(b)(1).

On October 7, 2024, the Company presented a plan to the Nasdaq staff detailing both immediate and long-term strategies to regain compliance with the requirements of Nasdaq Listing Rule 5550(b)(1). The plan included reducing operating costs and pursuing additional capital through certain financing options.

Following submission of the Company’s plan to the Nasdaq staff, the Nasdaq staff issued an extension on October 17, 2024, granting the Company until February 17, 2025, to demonstrate full compliance with Nasdaq Listing Rule 5550(b).

As previously disclosed in a Current Report on Form 8-K filed with the SEC on September 30, 2024 (the “September 30 Form 8-K”), on September 27, 2024, the Company entered into a Sales Agreement, dated as of September 27, 2024 (the “Sales Agreement”), between the Company and A.G.P./Alliance Global Partners (the “Sales Agent”). Pursuant to the prospectus supplement and accompanying base prospectus relating to the offering of the Shares (as defined below), and under the terms of the Sales Agreement and the prospectus supplement and the accompanying base prospectus, filed on September 27, 2024, and the prospectus supplements filed on November 18, 2024, January 22, 2025, January 23, 2025, January 24, 2025, and January 29, 2025, the Company may, from time to time, in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), issue and sell through or to the Sales Agent, up to a maximum aggregate amount of $5,489,399 of shares of the Company’s Class B Common Stock, $0.0001 par value per share (the “Shares”). The issuance and sale of the Shares to or through the Sales Agent from time to time will be effected pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-278707), which was declared effective by the SEC on April 26, 2024 (the “Registration Statement”), and the related prospectus supplement and accompanying base prospectus relating to the offering of the Shares. The Sales Agreement is further described in the September 30 Form 8-K.

As of the date of this Current Report on Form 8-K, the Company has sold $5,489,371.46 pursuant to the Sales Agreement (the “ATM Sales”).

As a result of the ATM Sales, as of the date of this Current Report on Form 8-K, the Company believes it has stockholders’ equity above $2.5 million.

Nasdaq will continue to monitor the Company’s ongoing compliance with Nasdaq Listing Rule 5550(b)(1) and, if at the time of the Company’s next periodic report, the Company does not evidence compliance, the Company may be subject to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2025	ASSET ENTITIES INC.

/s/ Arshia Sarkhani
Name: Arshia Sarkhani
Title: Chief Executive Officer and President